Exhibit 99.2

INDEPENDENT AUDITORS’ REPORT

To the Shareholders and the Boards of Directors of
PG&E Corporation and Pacific Gas and Electric Company

We have audited the consolidated financial statements of PG&E Corporation and subsidiaries and of Pacific Gas and Electric Company (a Debtor-in-Possession) and subsidiaries (collectively, the “Companies”) as of December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003 and have issued our report thereon dated February 18, 2004 (March 1, 2004 as to the last three paragraphs of Note 1), (which report expresses an unqualified opinion and includes explanatory paragraphs relating to accounting changes, a revision to the 2002 and 2001 financial statements of PG&E Corporation and going concern uncertainties). Such consolidated financial statements of each of the Companies are included in the combined 2003 Annual Report to Shareholders (of PG&E Corporation and Pacific Gas and Electric Company) and are incorporated herein by reference. Our audits also included the respective consolidated financial statement schedules of PG&E Corporation and Pacific Gas and Electric Company, listed in Item 15 (a) 2. These consolidated financial statement schedules are the responsibility of the respective managements of PG&E Corporation and Pacific Gas and Electric Company. Our responsibility is to express an opinion based on our audits. In our opinion, such consolidated financial statement schedules, when considered in relation to the respective basic consolidated financial statements of PG&E Corporation and Pacific Gas and Electric Company taken as a whole, present fairly in all material respects the information set forth therein.

DELOITTE & TOUCHE LLP

San Francisco, California
February 18, 2004

SCHEDULE I — CONDENSED FINANCIAL INFORMATION OF PARENT

CONDENSED BALANCE SHEETS

	Balance at December 31,

	2003	2002

	(In millions)
ASSETS
Cash and cash equivalents	$673	$182
Restricted cash	—	377
Advances to affiliates	398	479
Note receivable from subsidiary	—	208
Other current assets	9	1

Total current assets	1,080	1,247

Equipment	20	20
Accumulated depreciation	(15)	(12)

Net equipment	5	8

Restricted Cash	361	—
Investments in subsidiaries	4,810	2,870
Other investments	24	33
Deferred income taxes	478	702
Other	32	34

Total Assets	$6,790	$4,894

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable — related parties	$2	$31
Accounts payable — other	28	38
Income taxes payable	258	133
Other	158	57

Total current liabilities	446	259

Noncurrent Liabilities:
Long-term debt	883	976
Net investment in NEGT	1,216	—
Other	30	46

Total noncurrent liabilities	2,129	1,022

Preferred Stock	—	—

Common Shareholders’ Equity
Common stock	6,468	6,274
Common stock held by subsidiary	(690)	(690)
Unearned compensation	(20)	—
Accumulated deficit	(1,458)	(1,878)
Accumulated other comprehensive income	(85)	(93)

Total common shareholders’ equity	4,215	3,613

Total Liabilities and Shareholders’ Equity	$6,790	$4,894

SCHEDULE I — CONDENSED FINANCIAL INFORMATION OF PARENT — (Continued)

CONDENSED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2003, 2002 and 2001

	2003	2002	2001

	(In millions except
	per share amount)
Administrative service revenue	$101	$96	$95
Equity in earnings of subsidiaries	917	1,842	1,087
Operating expenses	(133)	(141)	(108)
Interest income	20	30	35
Interest expense	(200)	(253)	(132)
Other income	2	81	4

Income before income taxes	707	1,655	981
Less: Income tax benefit	(84)	(68)	(40)

Income from continuing operations	791	1,723	1,021
Discontinued operations	(365)	(2,536)	69
Cumulative effect of changes in accounting principles	(6)	(61)	9

Net income (loss) before intercompany elimination	$420	$(874)	$1,099

Weighted Average Common Shares Outstanding	385	371	363

Earnings (Loss) Per Common Share, Basic	$1.09	$(2.36)	$3.03

Earnings (Loss) Per Common Share, Diluted	$1.06	$(2.26)	$3.02

CONDENSED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2003, 2002 and 2001

	2003	2002	2001

		(In millions)
Cash Flows from Operating Activities:
Net income (loss)	$420	$(874)	$1,099
Loss (income) from discontinued operations	365	2,536	(69)
Cumulative effect of changes in accounting principles	6	61	(9)

Net income from continuing operations	791	1,723	1,021
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Equity in earnings of subsidiaries	(917)	(1,842)	(1,087)
Deferred taxes	265	(660)	(51)
Other-net	391	458	237

Net cash provided (used) by operating activities	530	(321)	120

Cash Flows From Investing Activities:
Capital expenditures	—	(1)	(4)

Net cash used by investing activities	—	(1)	(4)

Cash Flows From Financing Activities:
Common stock issued	166	217	15
Common stock repurchased	—	—	(1)
Long-term debt issued	581	847	907
Long-term debt redeemed	(787)	(908)	—
Short-term debt issued redeemed	—	—	(931)
Dividends paid	—	—	(109)
Other-net	1	—	—

Net cash provided (used) by financing activities	(39)	156	(119)

Net Change in Cash & Cash Equivalents	491	(166)	(3)
Cash & Cash Equivalents at January 1	182	348	351

Cash & Cash Equivalents at December 31	$673	$182	$348

PG&E CORPORATION

SCHEDULE II — CONSOLIDATED VALUATION AND QUALIFYING ACCOUNTS
For the Years Ended December 31, 2003, 2002 and 2001

		Additions

	Balance at	Charged to	Charged			Balance at
	Beginning	Costs and	to Other			End of
Description	of Period	Expenses	Accounts	Deductions		Period

(in millions)
Valuation and qualifying accounts deducted from assets:
2003:
Allowance for uncollectible accounts (l)(2)	$59	$42	$—	$33	(3)	$68

2002:
Allowance for uncollectible accounts(1)(2)	$48	$34	$(2)	$23	(3)	$59

2001:
Allowance for uncollectible accounts (1)(2)	$52	$24	$—	$28	(3)	$48

Provision for loss on generation-related regulatory assets and undercollected purchased power costs(4)	$6,939	$—	$—	$6,939		$—

(1)	Allowance for uncollectible accounts is deducted from “Accounts receivable Customers, net.”

(2)	Allowance for uncollectible accounts does not include NEGT.

(3)	Deductions consist principally of write-offs, net of collections of receivables previously written off.

(4)	Provision was deduction from “Regulatory Assets.”

PACIFIC GAS AND ELECTRIC COMPANY, A DEBTOR IN POSSESSION

SCHEDULE II — CONSOLIDATED VALUATION AND QUALIFYING ACCOUNTS
For the Years Ended December 31, 2003, 2002 and 2001

		Additions

	Balance at	Charged to	Charged			Balance at
	Beginning	Costs and	to Other			End of
Description	of Period	Expenses	Accounts	Deductions		Period

(in millions)
Valuation and qualifying accounts deducted from assets:
2003:
Allowance for uncollectible accounts(1)	$59	$42	$—	$33	(2)	$68

2002:
Allowance for uncollectible accounts(1)	$48	$34	$(2)	$23	(2)	$59

2001:
Allowance for uncollectible accounts(1)	$52	$24	$—	$28	(2)	$48

Provision for loss on generation-related regulatory assets and undercollected purchased power costs(3)	$6,939	$—	$—	$6,939		$—

     (1)  Allowance for uncollectible accounts is deducted from “Accounts receivable Customers, net.”

     (2)  Deductions consist principally of write-offs, net of collections of receivables previously written off.

     (3)  Provision was deduction from “Regulatory Assets.”